Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors

Liquidmetal Technologies, Inc.

We consent to the incorporation by reference of our Reports of Independent Registered Public Accounting Firm dated February 23, 2006 and July 17, 2006 included in this Form 10-K/A, into the Company’s previously filed Registration Statement (File No. 333-101447).

/s/ Choi, Kim, Park, LLP
Los Angeles, California
July 19, 2006